CITI 2016 SMALL & MID CAP CONFERENCE June 9, 2016

Forward-Looking Statement This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements discussed in this presentation as well as in other reports, materials and oral statements that the SEACOR Holdings Inc. (“Company”) releases from time to time constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels and Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. The forward- looking statements in this presentation should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company’s Form 10-K and SEACOR’s periodic reporting on Form 8-K (if any), which are incorporated by reference. 2

Understanding SEACOR 3 We are a specialized asset manager We invest capital and finance efficiently We support the energy, agricultural, transportation, logistics, and infrastructure markets We design, build, own, and operate equipment and industrial facilities We deal in hard assets – we look for value.

SEACOR Basics 4 • Shares outstanding (3/31/16): 17,294,810 • Share price (6/7/16): $61.54 • Book value per share: $71.88 • Cash per share: $49.88 • Debt per share: $60.94 • Total capital per share: $82.941 Directors and management – insider ownership ~ 14.5% Share price range (high-low) since Jan. 20th: $41.24 - $62.37 1 Total capital per share is calculated as book value per share plus debt per share minus cash per share.

The Portfolio Today 5 Transportation, Logistics, and Other SEACOR Energy Services Offshore Marine Services Shipping Services Inland River Services Petroleum Transportation Harbor Towing and Bunkering Liner and Short-Sea Shipping Illinois Corn Processing Other Emergency and Crisis Services General Aviation Services

The Asset Base Today

SEACOR

Asset Mix



Offshore Marine Services

- Anchor handling towing supply vessels
- Fast support vessels
- Platform supply vessels
- Standby safety vessels
- Liftboats
- Wind farm utility vessels



Inland River Services

- Dry-cargo barges
- Towboats
- Terminal operations & grain elevators
- Fleeting operations
- Intermodal terminals



Shipping Services

- Petroleum tank vessels
- Harbor and offshore tugs
- Bunker barges
- Great Lakes ATB Bulk Carrier
- Caribbean landing crafts



Other

- Illinois Corn Processing ("ICP")
- Industrial Aviation Services
- Witt O'Brien's
- Other activities

Pro Forma Total Assets as of Mar. 31, 2016
$3,112 million



Cash[2] 18%
Energy Service Offshore Marine[1] 38%
Inland River 15%
Shipping 21%
ICP 2%
Other 5%
Corporate 1%

Diversification and liquidity: We are prepared for opportunity.

[1] If the spin-off of SEACOR Marine Holdings Inc. ("SMH"), the offshore marine business unit, were to have occurred on March 31, 2016, total cash and near cash assets of $286.5 million related to the business would have transferred to the entity.

[2] Cash includes cash and cash equivalents, marketable securities, including Dorian LPG Ltd. (NYSE: LPG), and construction reserve funds for all business units except for the offshore marine division.

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Focus on Shareholder Returns 7 • Book value per share CAGR (with dividends included): 12.2% from 1992 - 1Q161 – S&P 500 (with dividends included) of 9.0% • Total dividends paid since 2010 of $835 million2 • Total share repurchases since 2010 of $596 million (7.7 million shares)3 – Over the past 18 months, repurchased ~ 2 million shares at an average price of ~ $67 • Average net debt to total capital of 6.9% since IPO 1 Excluding dividends, CAGR of book value has been 10.0%. As of Mar. 31, 2016, book value includes deferred tax liabilities of $374.5 million, or $21.65 per share. The present value of the deferred tax liabilities, assuming a 13 year duration at a discount rate of 7.375%, is $50.8 million, or $2.94 per share. 2 The dividends paid included the special cash dividends in 2010 and 2012 of $319.7 million and $100.4 million, respectively, and the distribution of 19.9 million shares of Era stock to shareholders related to the tax-free spin-off of Era Group Inc. ($415.2 million of book value or $395.4 million of market value at date of distribution). 3 Share repurchases since 1997 totaled approximately 20 million shares for $1.4 billion.

Investment Objectives & Strategy 8 OBJECTIVES • Pursue risk adjusted returns on equity • Pursue long-term appreciation (“real growth”) with capital preservation STRATEGY • Adhere to capital and balance sheet discipline: we live within our means • Opportunistically deploy capital into cyclical assets • Maintain flexibility and diversify • Maintain liquidity to buy deep value • Harvest our gains1 • Capitalize on tax efficiency 1 Total gains from asset dispositions and impairments, net was approximately $700 million since 1993. A dollar of gain is as good as rental income.

Offshore Marine 62% Aviation 13% Inland River 23% Other & Corp 2% Offshore Marine 100% 2005 - 2015: A Decade of Transformation 9 Offshore Marine 48% Inland River 24% Shipping 25% ICP, Other & Corp 3% Mar. 31, 2016 $1,380 million 1 Net property and equipment was adjusted to exclude the $219.9 million related to our partners’ 49% interest of SEA-Vista. Total net property and equipment as of Mar. 31, 2016 was $1,599.9 million. Net property and equipment excludes cash, investments in joint ventures, and goodwill. Jun. 30, 2005 $934 million Dec. 31, 1990 $98 million Energy Service Energy Service Energy Service Net Property and Equipment Pro Forma Net Property and Equipment1 Net Property and Equipment

The SEACOR Story: Chapter One (1989-1999) 10 $- $20 $40 $60 $80 $100 $120 $140 $160 '92 '93 '94 '95 '96 '97 '98 '99 Book Value Per Share Pre ’92: Entered Depressed Offshore Marine (’89) IPO Entered Offshore Drilling Entered Dry Bulk Entered Emergency and Crisis Services • Era of consolidation, niche diversification, and globalization of energy services – NICOR Marine (1989) – OMI Petrolink – consolidate GOM PSV sector (1993) – CNN 1, 2 & 3 – global entry to West Africa (1993-1996) – Graham – passenger support (1995) – McCall – consolidate passenger support (1996) – Smit Internationale – expand international footprint (1996) – Galaxie Marine – consolidate GOM PSV sector (1997) • Collateral transactions (capitalizing on Asian flu, diversifying offshore) – New construction programs– entered jackup market (1997), entered dry-bulk market (1998) • History of Opportunism – National Response Corporation (1991) – Energy Logistics (1996) – ERST/O’Brien’s (1997) – Global Wireless (1998) Entered Standby Safety Created National Response Corporation (’91)

The SEACOR Story: Chapter Two (2000-2005) 11 • Era of diversification – Barges: SCF (2000) – Shipping and harbor towing: Seabulk (2005) – Aviation: • TexAir (2002) • Era Aviation (2004) – Environmental: Foss Environ./NRCES (2003) – Financing (i.e. sale leasebacks) – Offshore drilling rigs (exited 2002) • Continued consolidation in energy service: offshore marine – Boston Putford - Standby consolidation (2000) – Plaisance, Rincon, Cheramie, and Stirling – consolidated GOM PSB and utility market, North Sea PSV market (2001) – Seabulk (2005) $- $20 $40 $60 $80 $100 $120 $140 $160 '00 '01 '02 '03 '04 '05 Book Value Per Share Entered Inland River Entered Helicopter Exited Offshore Drilling Entered Petroleum Transport and Harbor Towing and Bunkering: Seabulk Expanded Helicopter: ERA

$- $20 $40 $60 $80 $100 $120 $140 $160 '06 '07 '08 '09 '10 '11 '12 '13 Era Distribution Per Share ($20.88) Special Cash Dividends Per Share (Tot. $20) Book Value Per Share The SEACOR Story: Chapter Three (2006-2013) 12 • Building on diversity and opportunism – Inland river: Waxler (2007), Seaspraie JV (2006) – Inland river terminals/grain elevators: Soylutions (2006), Gateway (2012), Bunge-SCF Grain JV (2010) – Manufacturing: Illinois Corn Processing (2009) – Internationalizing barge business: SCFCo (2008) – Growing shipping liner service: G&G (2011) – Entered general aviation: Avion (2006), Hawker Pacific (2010) – Entered commodity trading : V&A (2009) – Exited commodity trading: SEACOR Energy (2012) – Niche offshore markets: C-Lift (2006), Sea-Cat (2009), Windcat (2011), Superior liftboats - P&A (2012) – Exited international dry bulk: Sea Treasure (2006) – Divested aviation service • Entered EraMed (2007), Dart (2008) • Era Group Inc (spin-off 2013)1 – Harvested environmental business: • RMA (2006); Link, SRI, AC Industrial, Rivers Edge (2007); Trident Port (2008); SES-Chem and PIER Systems (2009); SES-Kazakhstan (2010) • NRC and affiliates (exited 2012) Exited Dry Bulk Entered Inland River Liquids Entered Terminal Business Entered General Aviation Entered Commodity Trading Entered Corn Processing Entered Liner & Short Sea Shipping Spin-off of Helicopter Exited Environmental Response Services 1 Special Cash Dividends of $15 and $5 per common share were paid to stockholders on December 14, 2010, and December 17, 2012, respectively. 2 The spin-off of Era Group Inc. on January 31, 2013 amounted to $20.88 per common share. Book value was $415.2 million. Stock price of ERA from Jan. 31, 2013 to Dec. 31, 2013 ranged from a high of $34.64 and low of $18.55. 1 2 Entered General Aviation: Hawker

The SEACOR Story: Next Chapter (2014-Onward) 13 What goes around comes around When you come to a fork in the road, take it ? ? ? Offshore Marine: Will Phoenix Rise from the Ashes? $- $20 $40 $60 $80 $100 $120 $140 $160 '14 '15 '16 Era Distribution Per Share ($20.88) Special Cash Dividends Per Share (Tot. $20) Book Value Per Share Exited Inland River Liquids Exited Commodity Trading 1 Special Cash Dividends of $15 and $5 per common share were paid to stockholders on December 14, 2010, and December 17, 2012, respectively. 2 The spin-off of Era Group Inc. on January 31, 2013 amounted to $20.88 per common share. Book value was $415.2 million. 1 2

Balance Sheet Highlights: Liquidity, Liquidity, Liquidity 14 (in thousands) 1 SEACOR Marine Holdings Inc. ("SMH") is the offshore marine division. 2 Net property and equipment includes $219.9 million related to our partners’ portion (49% interest) of SEA-Vista. 3 Total debt includes $103.7 million related to our partner’s portion (49% interest) of SEA-Vista and $175 million of Senior Notes funded by the Carlyle Group for the offshore marine division. As Reported Offshore Marine1 Remaining Company Cash: Cash and marketable securities 607,367$ 147,938$ 459,429$ Construction reserve funds 255,350 138,588 116,762 862,717 286,526 576,191 Net Property and Equipment2 1,599,961 658,904 941,057 Investments, at Equity, and Advances to 50% or Less Owned Companies 334,370 135,406 198,964 Goodwill & Intangible Assets, Net 78,126 1,017 77,109 Total Debt3 1,054,019 213,405 840,614 Deferred Income Taxes 374,476 171,216 203,260 SEACOR Holdings Inc. Stockholders' Equity 1,243,221 Shares Outstanding, End of Period 17,294,810 PRO FORMA BALANCE SHEET Mar. 31, 2016

$- $100 $200 $300 $400 $500 $600 $700 $800 $900 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Capital Expenditures OIBDA (ex gains) and Sales Proceeds $- 1 2 3 $400 $500 $600 $700 $800 $900 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Capital Expenditures Dividends & Distributions Share Repurchases CFFO and Sales Proceeds Fleet Renewal Funded by Earnings and Fleet Sales 15 SEACOR Offshore Marine 1 2 1 Cash flow from operations plus proceeds from asset dispositions. 2 OIBDA (ex gains) plus proceeds from asset dispositions. OIBDA (ex gains) is calculated as operating income plus depreciation and amortization minus gains from asset dispositions and impairments, net.

Opportunity Drivers 16 • Cyclical recovery: barges and offshore • Industry consolidation: strong balance sheet and cyclical downturn creates opportunities for growth and value purchases • Leverage our in-house operating platform, experience, and knowledge into new niche areas in maritime businesses • Harvest investments • Capitalize on strong relationship with lenders • Maximize value of holding company structure & subsidiary businesses Consolidation: Offshore, Barges, Tank Vessels?

Management 17 Experience Teamwork Longevity as Teammates Diversity of Experience International Experience IT ALL COUNTS!

Earnings and Returns (2011-2015)

SEACOR

(in thousands, except ratios)	5 Year					
	Average	High	High (Year)	Low	Low (Year)	2015
Offshore Marine Services:						
OIBDA[1]	$ 102,049	$ 153,603	2013	$ 22,794	2015	$ 22,794
Return on Average Historical Cost[2]	9.5%	13.4%	2013	2.1%	2015	2.1%
Return on Average Net Book Value[3]	16.2%	22.0%	2013	4.1%	2015	4.1%
Return on Average Insured Value[4]		11.2%	2013	2.2%	2015	2.2%
Inland River Services:						
OIBDA[1]	$ 65,488	$ 91,952	2014	$ 54,231	2013	$ 61,768
Return on Average Historical Cost[2]	13.8%	18.4%	2014	11.3%	2013	12.7%
Return on Average Net Book Value[3]	19.1%	26.7%	2014	15.8%	2013	19.3%
Return on Average Insured Value[4]		16.7%	2014	9.0%	2013	12.4%
Shipping Services:						
OIBDA[1]	$ 61,256	$ 77,186	2014	$ 48,486	2012	$ 71,888
Return on Average Historical Cost[2]	12.3%	16.4%	2014	9.3%	2012	15.8%
Return on Average Net Book Value[3]	20.9%	31.5%	2014	14.7%	2012	31.5%
Return on Average Insured Value[4]		15.7%	2014	10.4%	2013	15.5%
Consolidated:						
OIBDA (continuing operations)[1]	$ 208,163	$ 297,062	2014	$ 147,112	2015	$ 147,112
Return on Avg Historical Cost (continuing operations)[2]	9.8%	13.6%	2014	7.0%	2015	7.0%
Return on Avg Net Book Value (continuing operations)[3]	15.8%	22.9%	2014	12.8%	2015	12.8%
Net Income (Loss) Attributable to SEACOR	$ 34,118	$ 100,132	2014	$ (68,782)	2015	$ (68,782)
Return on Stockholders' Equity[5]	2.1%	7.1%	2014	(4.9)%	2015	(4.9)%

1 OIBDA is a non-GAAP financial measure and calculated as operating income plus depreciation and amortization.

2 Return on average historical cost is calculated as OIBDA divided by average historical cost of equipment.

3 Return on average net book value is calculated as OIBDA divided by average net book value of equipment.

4 Return on average insured value is calculated as OIBDA divided by average insured value of equipment.

5 Return on stockholders' equity is calculated as net income (loss) attributable to SEACOR divided by stockholders' equity at the beginning of the year.

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19 We Are a Choice, Not An Echo. We Are Investors, Not Just Operators. We Are Opportunistic, Not Blinkered. We Are Agnostic About Source of Profit, But Religious About Returns. Summary

Appendix 20

Offshore Marine Services: Niche & Regional Focus 21 DP-2 FSV Diesel Electric AHTS Windfarm Support Platform Supply Liftboat Catamaran For further details, refer to the 2015 Annual Report on Form 10-K on pages 3 and 4.

Offshore Marine Services: One of Two Global Companies We touch 17 countries. 40 2 25 22 23 6 38 Vessels in Region as of Mar. 31, 2016 1 United States 17 Mexico Brazil Middle East Africa United Kingdom (Standby) North Sea (Windfarm Utility) Asia 22 1 Of the 173 vessels in the fleet, 72% are owned, 18% are in joint ventures, 5% are leased-in and 5% are in pooled or managed arrangements. We have a strong balance sheet – solid partner.

Offshore Marine Services: Market Drivers and Opportunities 23 • Mission specific drivers: – Drilling – Construction – Decommissioning – Alternative energy • Primary Revenue Source: term charters • Opportunity: – Consolidate niches and regions – Acquire cheap assets – Leverage bank relationships: manage third party assets: income plus carried interest Capitalizing on downturn; a marathon, not a sprint. Business depressed: dawn of recovery. • Market drivers: – Production support – Platform and pipeline maintenance – Ocean mapping – Cable laying • Market drivers: – Personnel transport – Plug & abandonment work

Inland River Services 24 Towboat Hopper Barge Grain Terminal Liquid Terminal River Terminal Container-on-barge We are not only a barge operator. We are a logistics manager. Fleet Boat

Inland River Services: Geographic Diversification 25 U.S. Inland Waterways Parana / Paraguay Waterway: Uruguayan Comp. Colombia Magdalena River Liquid tank barge and towboat operations Dry-cargo barge and towboat operations (JV) Dry-cargo barge operations: • We are the 5th largest operator of dry-cargo covered hopper barges. Our fleet primarily consists of 501 owned and 510 pooled/managed dry-cargo covered hoppers. 1 Terminal operations Fleeting operations Other services 1 Fleet count as of March 31, 2016.

Inland River Services: Market Drivers and Opportunities 26 • Market Drivers: – Dry-Cargo barge operations (lower river: St. Louis): agricultural exports, fertilizer movements, and industrial activity – Terminal operations (St. Louis): demand for storage, rail moves, and redistribution of bulk commodities (petroleum, ethanol, steel, fertilizer, and agricultural products) • Primary Revenue Source: – Spot activity – Terminal rental and related services – Fleeting (barge storage space) • Opportunities: – Consolidate markets in the United States and/or South America – Acquire equipment at favorable prices – Capitalize on shipyard availability and new technology: pursue innovation in boat design (aging domestic pushboat fleet ~30 – 40 yrs. old on average) – Container-on-barge movements: short sea shipping safer than over the road and environmentally friendly

Shipping Services 27 Container Vessel Ocean Bunker Barge Landing craft here Landing Craft Ocean Bunker Barge Bunker Barge Harbor / Terminal Tug Product Tank Vessel Great Lakes Bulker

Shipping Services: Operating Areas 28 Our harbor towing business has a strong franchise position in active Gulf ports. • Jones Act – ships – 1 Aframax tanker (JV) – 7 Medium Range tank vessels (3 leased-in) – 4 tank vessels on order – 1 dry-bulk ATB (JV) • Jones Act – tugs – 24 Harbor tugs (9 leased-in) – 2 Harbor tugs on order – 1 Offshore tug (JV) • Bunkering & terminal support – 4 foreign flag tugs – 5 Jones Act bunker barges • Short-sea shipping – 6 landing craft / 1 containership – 7 RORO/deck barges (JV) Fleet count as of March 31, 2016.

Shipping Services: Market Drivers and Opportunities 29 • Petroleum Transportation: – Market Drivers: refined products, crude oil and chemical product demand and distribution – Primary Revenue Sources: time charter or COA with 3 to 5 year term contracts, spot market – Opportunity: consolidation, third party ship management, government services, and international dry buk • Harbor Towing: – Market Drivers: • vessel port calls (increasing = Panama Canal) • petroleum distribution, global trade, and U.S. imports – Primary Revenue Source: term contracts for port assistance – Opportunity: • expansion to additional ports U.S. and overseas • capitalize on need for new generation equipment to service larger vessels and LNG export • Liner Shipping: – Market drivers: GDP growth, construction and infrastructure projects in the Bahamas and Caribbean – Primary Revenue Source: freight consolidation and freight forwarding, “on sea trucking” – Opportunity: expand service area: north coast of South America, Cuba

Other Activities 30 • Illinois Corn Processing: – Product output: food, beverage, and industrial grade alcohol, agricultural feed (Dried Distillers Grains with Solubles, DDGS, used for animal feed), non-food grade Corn Oil used for feedstock in biodiesel production, and fuel grade ethanol – Production capacity: 84 million gallons per year • Industrial/General Aviation Services – Product mix: airplane and helicopter MROs (maintenance, repair & overhaul), FBOs (fixed based operations) (Singapore, Australia, China, Malaysia), sales and distribution (the UAE, the Philippines, and China), and government (military) contracts • Emergency and Crisis Management – Global risk management services, public and private sectors – Consulting: crisis communications, business continuity services, training and exercises – Response: oil spill response, compliance services, and insurance – Recovery: disaster reimbursement, debris monitoring, and insurance adjusting

Financial Overview 31

Balance Sheet 32 (in thousands, unaudited) ASSETS Mar. 31, 2016 Current Assets: Cash and cash equivalents 496,473$ Marketable securities 110,894 Receivables 162,171 Inventories 18,431 Prepaid expenses and other 9,615 Total current assets 797,584 Property and Equipment: Historical cost 2,015,205 Accumulated depreciation (986,048) 1,029,157 Construction in progress 484,472 Held for sale assets 86,332 Net property and equipment 1,599,961 Co struction Reserve Funds 255,350 Goodwill 52,376 Intangible Assets, Net 25,750 Other Assets 46,496 3,111,887$ Investments, at Equity, and Advances to 50% or Less Owned Companies 334,370 LIABILITIES AND EQUITY Mar. 31, 2016 Current Liabilities Current portion of long-term debt 35,688$ Accounts payable and accrued expenses 50,660 Other current liabilities 107,811 Total current liabilities 194,159 Long-Term Debt 1,018,331 Exchange Option Liability on Sub. Convert. Senior Notes 5,747 Deferr d Income Taxes 374,476 Deferred Gains and Other Liabilities 153,051 Total liabilities 1,745,764 Equity: SEACOR Holdings Inc. stockholders' equity: Common stock 379 Additional paid-in capital 1,508,981 Re ained earnings 1,099,434 Shares held in treasury, at cost (1,357,809) Accumulated other comprehensive loss, net of tax (7,764) 1,243,221 Noncontrolling interests in subsidiaries 122,902 Total equity 1,366,123 3,111,887$

Accounting Policies 33 • Conservative asset depreciation policy • Depreciated from year of build (not from year of rebuilding / acquisition) • No maintenance capex required: all maintenance and repair costs expensed as incurred • Drydocking and ship repositioning costs also expensed as incurred ESTIMATED USEFUL LIFE Years Peer Group Ranges Offshore support vessels (excluding wind farm utility) 20 15-25 Wind farm utility vessels 10 Inland river dry-cargo barges 20 Inland river towboats 25 5-40 Product tank vessels - U.S.-flag 25 25 Short-sea container/RORO vessels 20 Harbor and offshore tugs 25 5-40 Ocean liquid tank barges 25 5-40 Terminal and manufacturing facilities 20

Funding Capital Expenditures with Proceeds from Asset Sales 34 1 1 Capital expenditures 2005 – 1Q161 (in millions) 1 Represents the capital expenditures and proceeds from asset sales from January 2005 to March 2016 for our offshore marine, inland river and shipping divisions. Total capital expenditures: $2,393 million Total proceeds from asset sales: $2,448 million $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 Offshore Marine Inland River Shipping $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 Offshore Marine Inland River Shipping (in millions) Proceeds from asset sales 2005 – 1Q161

Reconciliations of Certain Non-GAAP Measures

SEACOR

(in thousands, except ratios)	2015	2014	2013	2012	2011	Average
Offshore Marine Services:						
Operating income (loss)	$ (38,935)	$ 68,429	$ 88,179	$ 64,218	$ 26,568	
Depreciation and amortization	61,729	64,615	65,424	61,542	48,477	
Operating income before depreciation and amortization[1]	$ 22,794	$ 133,044	$ 153,603	$ 125,760	$ 75,045	$ 102,049
Average historical cost[2]	$ 1,076,068	$1,133,347	$1,142,867	$1,091,592	$ 923,714	$1,073,518
Return on avg. historical cost[3]	2.1%	11.7%	13.4%	11.5%	8.1%	9.5%
Average net book value[4]	$ 553,587	$ 642,499	$ 699,740	$ 693,990	$ 556,147	$ 629,193
Return on avg. net book value[5]	4.1%	20.7%	22.0%	18.1%	13.5%	16.2%
Average insured value[6]	$ 1,057,884	$1,270,120	$1,368,586			
Return on avg. insured value of owned fleet[7]	2.2%	10.5%	11.2%			
Inland River Services:						
Operating income	$ 33,136	$ 62,517	$ 25,770	$ 31,437	$ 36,289	
Depreciation and amortization	28,632	29,435	28,461	28,270	23,494	
Operating income before depreciation and amortization[1]	$ 61,768	$ 91,952	$ 54,231	$ 59,707	$ 59,783	$ 65,488
Average historical cost[2]	$ 485,916	$ 500,698	$ 479,895	$ 481,716	$ 432,482	$ 476,141
Return on avg. historical cost[3]	12.7%	18.4%	11.3%	12.4%	13.8%	13.8%
Average net book value[4]	$ 320,380	$ 344,094	$ 343,341	$ 365,926	$ 338,142	$ 342,377
Return on avg. net book value[5]	19.3%	26.7%	15.8%	16.3%	17.7%	19.1%
Average insured value[6]	$ 499,258	$ 550,696	$ 602,177			
Return on avg. insured value of owned fleet[7]	12.4%	16.7%	9.0%			

Footnotes are found on slide 37.

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Reconciliations of Certain Non-GAAP Measures Continued

SEACOR

(in thousands, except ratios)	2015	2014	2013	2012	2011	Average
Shipping Services:						
Operating income	$ 45,592	$ 48,766	$ 23,769	$ 17,851	$ 23,439	
Depreciation and amortization	26,296	28,420	31,299	30,635	30,214	
Operating income before depreciation and amortization[1]	$ 71,888	$ 77,186	$ 55,068	$ 48,486	$ 53,653	$ 61,256
Average historical cost[2]	$ 454,053	$ 470,595	$ 505,517	$ 519,066	$ 538,382	$ 497,523
Return on avg. historical cost[3]	15.8%	16.4%	10.9%	9.3%	10.0%	12.3%
Average net book value[4]	$ 227,937	$ 256,085	$ 293,379	$ 330,425	$ 354,305	$ 292,426
Return on avg. net book value[5]	31.5%	30.1%	18.8%	14.7%	15.1%	20.9%
Average insured value of owned fleet[6]	$ 463,886	$ 492,170	$ 529,464			
Return on avg. insured value[7]	15.5%	15.7%	10.4%			
Consolidated Services (continuing operations):						
Operating income	$ 21,125	$ 165,243	$ 100,042	$ 56,405	$ 67,138	
Depreciation and amortization	125,987	131,819	134,518	131,667	106,873	
Operating income before depreciation and amortization[1]	$ 147,112	$ 297,062	$ 234,560	$ 188,072	$ 174,011	$ 208,163
Average historical cost[2]	$ 2,096,977	$2,187,605	$2,206,730	$2,178,328	$1,929,866	$2,119,901
Return on avg. historical cost[3]	7.0%	13.6%	10.6%	8.6%	9.0%	9.8%
Average net book value[4]	$ 1,149,563	$1,298,291	$1,395,953	$1,461,071	$1,287,009	$1,318,377
Return on avg. net book value[5]	12.8%	22.9%	16.8%	12.9%	13.5%	15.8%
Consolidated Services (incl. discontinued operations):						
Net Income (Loss) Attributable to SEACOR	$ (68,782)	$ 100,132	$ 36,970	$ 61,215	$ 41,056	$ 34,118
SEACOR Stockholders' Equity (beginning of period)	$ 1,399,494	$1,400,852	$1,713,654	$1,789,607	$1,787,237	$1,618,169
Return on Stockholders' Equity[8]	(4.9)%	7.1%	2.2%	3.4%	2.3%	2.1%

Footnotes are found on slide 37.

36

Reconciliations of Certain Non-GAAP Measures Continued 37 1 Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of its ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions. 2 Average historical cost is computed by averaging the beginning and ending quarterly values during a period. This reflects what we paid at the time the equipment was purchased, not replacement cost, or the fair value for equipment acquired in a corporate transaction. In our businesses, the price for assets, even identical assets, can move up and down over time. 3 Return on average historical cost is calculated as OIBDA divided by average historical cost. 4 Average net book value is computed by averaging the beginning and ending quarterly values during a period. This reflects what we paid at the time the equipment was purchased, net of accumulated depreciation and excludes construction in progress. 5 Return on average net book value is calculated as OIBDA divided by average net book value. 6 Average insured value of the owned fleet is computed by averaging the beginning and ending quarterly values during a period. With the exception of additions (and deletions) within the year, insured values are based on the policy renewals of the respective year. 7 Return on average insured value is calculated as OIBDA divided by average insured value of equipment. 8 Return on stockholders’ equity is calculated as net income (loss) attributable to SEACOR divided by stockholders’ equity at the beginning of the year.